As filed with the Securities and Exchange Commission on April 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nutex Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3363609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6030 S. Rice Ave, Suite C

Houston Texas 77081

(713) 660-0557

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elisa V. Luqman

Chief Legal Officer — SEC

6030 S. Rice Ave, Suite C

Houston Texas 77081

(713) 660-0557

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gislar Donnenberg

Joe Perillo

Troutman Pepper Locke LLP

600 Travis St., Suite 2800

Houston Texas 77002

(713) 226-1200

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 15, 2025

PROSPECTUS

NUTEX HEALTH INC.

Up to 78,424 Shares of

Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the resale from time to time by the selling securityholders identified in this prospectus (the “Selling Securityholders”) of up to 78,424 shares of our common stock, par value $0.001 per share (the “Common Stock”), issuable upon exercise of warrants (the “Warrants”). The Warrants were acquired by the Selling Securityholders in a series of transactions more fully described in the section titled “Selling Securityholders.”

Each time the selling securityholders offer and sell shares of our Common Stock, we or such selling securityholders may provide a supplement to this prospectus that contains specific information about the offering and the selling securityholders. The supplement may also add, update or change information contained in this prospectus with respect to that offering of our Common Stock. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our Common Stock.

The selling securityholders may offer and sell shares of our Common Stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our Common Stock from time to time, together or separately. The selling securityholders will determine at what price they may sell the Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. If any underwriters, dealers or agents are involved in the sale of any of our Common Stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No Common Stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our Common Stock involves risks. See “Risk Factors” on page 6 of this Prospectus and any similar section contained in the applicable Prospectus Supplement concerning factors you should consider before investing in our Common Stock.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “NUTX.” On April 14, 2025, the last reported sale price of our Common Stock on the Nasdaq Global Market was $129.67 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the selling securityholders may, from time to time, sell shares of Common Stock in one or more offerings as described in this prospectus. Each time that the selling securityholders offer and sell shares of our Common Stock, we or the selling securityholders may provide a prospectus supplement to this prospectus that contains specific information about the Common Stock being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any Common Stock, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell the Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Nutex Health,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Nutex Health Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the Common Stock.

On April 1, 2022, Nutex Health Holdco LLC merged (the “Merger”) with Clinigence Holdings, Inc., a publicly traded Delaware corporation, which was renamed Nutex Health Inc. after the Merger. Pursuant to the Merger Agreement, each unit representing an equity interest in Nutex Health Holdco LLC issued and outstanding immediately prior to the effective time of the Merger but after the Contribution Transaction was converted into the right to receive 3.571428575 shares of common stock of Clinigence, or an aggregate of 592,791,712 shares of common stock of Clinigence.

Effective as of 11:59 p.m. Eastern time on April 9, 2024, the Company effected a 1-15 reverse stock split and effective as of 11:59 p.m. Eastern time on July 2, 2024, the Company effected an additional 1-10 reverse stock split (the “2024 Reverse Stock Splits”). Unless otherwise indicated, all authorized, issued, and outstanding stock and per share amounts referred to in this Prospectus have been adjusted to reflect the 2024 Reverse Stock Splits. Proportionate adjustments for the 2024 Reverse Stock Splits were made to the exercise prices and number of shares issuable upon exercise of the Warrants.

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 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.

This document contains certain forward-looking statements with respect to our financial condition, results of operations and business, plans, objectives and strategies. These statements may be made directly in this prospectus or may be incorporated by reference to other documents or in any accompanying prospectus supplement. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “likely” or similar expressions that convey the prospective nature of events or outcomes. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements.

Such factors include, but are not limited to:

•	our ability to successfully execute our growth strategy, including identifying and developing successful new geographies, physician partners and patients;

•	changes in applicable laws or regulations, including changes in the laws and regulations related to reimbursements;

•	uncertainties in the amounts, timing and process of reimbursements by third-party payors and individuals;

•	we may be adversely affected by other economic, business, and/or competitive factors;

•	the difficulty in evaluating our future prospects, as well as risks and challenges, due to the new and rapidly evolving business and market;

•	we may need to raise additional capital to fund our existing operations, develop and commercialize new services or expand our operations;

•	possible difficulty managing growth and expanding operations;

•	our ability to retain qualified personnel;

•	the effectiveness and efficiency of our marketing efforts;

•	spending changes in the healthcare industry;

•	we, our affiliated professional entities and other physician partners may become subject to medical liability claims;

•	a failure in our information technology systems,

•	security breaches, loss of data or other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information, expose us to liability and our reputation may be harmed and we could lose sales, clients and members;

•	any future litigation against us could be costly and time-consuming to defend;

•	failure to adhere to all of the complex government laws and regulations that apply to our business could result in fines or penalties, being required to make changes to our operations or experiencing adverse publicity;

•	our arrangements with affiliated professional entities and other physician partners may be found to constitute improper rendering of medical services or fee splitting under applicable state laws;

•	we may face inspections, reviews, audits and investigations under federal and state government programs and contracts and adverse findings may have an adverse effect on our business;

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•	recent healthcare legislation and other changes in the healthcare industry and in healthcare spending has and may in the future adversely affect our revenues and may cause material adverse effects on our financial results;

•	the transition from volume to value-based reimbursement models may have a material adverse effect on our operations;

•	our ability to remain listed on the NASDAQ; and

•	other risks, uncertainties and factors disclosed in the section entitled “Risk Factors” and elsewhere in this prospectus or in our Annual Report on Form 10-K.

The forward-looking statements contained in this prospectus or documents incorporated by reference into this prospectus are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as the other factors described in the section of this prospectus and documents incorporated by reference into this prospectus entitled “Risk Factors.” Additional factors or events that could cause our actual results to differ may also emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and we caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws. You should read this prospectus, and the documents that we reference in this prospectus and have filed with the SEC, with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.nutexhealth.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. For further information about us and the Common Stock covered in this prospectus, you should refer to the registration statement and its exhibits, as well as documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below (File No. 001-41346) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025.
•	Our Current Report on Form 8-K filed with the SEC on February 6, 2025.
•	The description of the Common Stock contained in Exhibit 4.10 hereto.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Nutex Health Inc.

Attention: Corporate Secretary

6030 S. Rice Ave, Suite C

Houston, Texas 77081

Telephone: (713) 660-0557

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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THE COMPANY

Nutex Health is a physician-led, healthcare services and operations company with 24 hospital facilities in 11 states (hospital division), as of March 31, 2025, and a primary care-centric, risk-bearing population health management division. Our hospital division implements and operates innovative health care models, including micro-hospitals, specialty hospitals and hospital outpatient departments. The population health management division owns and operates provider networks such as independent physician associations.

As of March 31, 2025, we had 800 full-time employees, contracted 255 doctors at our facilities and partnered with over 2,100 physicians and specialists within our networks. Our corporate headquarters is based in Houston, Texas. We were incorporated on April 13, 2000 in the state of Delaware.

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THE OFFERING

Common Stock Offered by the Selling Securityholders	78,424 shares of Common Stock, par value $0.001 per share
Terms of the Offering	The Selling Securityholders, including their respective transferees, donees, pledgees or successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of Common Stock may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. See the section entitled “Plan of Distribution.”
Use of Proceeds	We will not receive any proceeds from the sale of the shares of Common Stock covered by this prospectus.
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in shares of our Common Stock
Nasdaq Symbol	NUTX

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in our filings with the SEC that are incorporated by reference herein and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K and the other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock being offered by any of the selling securityholders.

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DESCRIPTION OF CAPITAL STOCK

The following description of the capital stock of Nutex Health Inc. is based upon the Company’s Second Amended and Restated Certificate of Incorporation (as amended), the Company’s Second Amended and Restated Bylaws and applicable provisions of law. We have summarized certain portions of the Company’s Second Amended and Restated Certificate of Incorporation (as amended) and Second Amended and Restated Bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to the Company’s Second Amended and Restated Certificate of Incorporation (and the amendments thereto) and Second Amended and Restated Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Authorized Capital Stock

The authorized capital stock of the Company consists of 950,000,000 shares of Common Stock, par value $0.001 per share.

Common Stock

Voting Rights.   Holders of shares of Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the shareholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.

Dividend Rights.   Holders of shares of our Common Stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights.   Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Common Stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters.   The shares of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock are fully paid and non-assessable.

Anti-Takeover Effects of Provisions of Our Second Amended and Restated Certificate of Incorporation, Our Second Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our Second Amended and Restated Certificate of Incorporation (as amended) and our Second Amended and Restated Bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise, or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

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Delaware Law

We are subject to the anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), including Section 203. Under these provisions, if anyone becomes an “interested stockholder,” the Company may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning 15% or more of the Company’s outstanding voting stock or an affiliate of the Company that owned 15% or more of the Company’s outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203 of the DGCL. As such, Section 203 of the DGCL could prohibit or delay mergers or a change in control and may discourage attempts by other companies to acquire the Company.

Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws

Provisions of our Second Amended and Restated Certificate of Incorporation (as amended) and our Second Amended and Restated Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.

Provisions in our Second Amended and Restated Certificate of Incorporation (as amended) and Second Amended and Restated Bylaws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our second amended and restated bylaws specify the requirements as to form and content of all shareholders notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting.

Forum Selection

Our Second Amended and Restated Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our shareholders;

•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our second amended and restated bylaws; or

•	any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine.

Our Second Amended and Restated Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. The forum selection provision is not, however, intended to be deemed a waiver by any stockholder with respect to our compliance with U.S. federal securities laws, and the application of the forum selection provision may in some instances be limited by applicable law.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our second amended and restated bylaws is inapplicable or unenforceable.

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Our Transfer Agent

The transfer agent for our Common Stock is Transfer Online. We have agreed to indemnify Transfer Online in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

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SELLING SECURITYHOLDERS

The selling securityholders acquired the warrants exercisable for the shares of Common Stock included in this prospectus (“Warrant Shares”) pursuant to various private placements of warrants to purchase shares of our Common Stock, issued between May 28, 2019 and December 31, 2023. The Warrant Shares are being registered pursuant to the terms of (i) the Managing Dealer Agreement, by and between the Company and Emerson Equity LLC (“Emerson”), dated as of June 15, 2020, (ii) the Placement Agent Agreement, by and between the Company and Emerson, dated July 27, 2023, (iii) the Stock Purchase Warrant issued to Emerson on March 18, 2022, and (iv) the Managing Dealer Agreement, by and between the Company and Emerson, dated October 7, 2019 (collectively, the “Agreements”). This prospectus relates to the possible resale by certain of our securityholders identified below, who we refer to in this prospectus as the “selling securityholders,” of up to 78,424 Warrant Shares that are issuable upon exercise of the 78,424 warrants issued pursuant to the Agreements.

The following table lists the number outstanding of each of the 2019, 2020, 2021 and 2023 Warrant, its exercise price and expiration date. Each warrant listed below is currently exercisable for one share of Common Stock, at the discretion of the holder. All information provided in the table below reflects the effects of the Merger and the 2024 Reverse Stock Splits.

Warrant	Warrants Outstanding	Exercise Price	Expiration Date
2019 Warrants	6,067	$232.50	October 31, 2025
2020 Warrants	6,736	$232.50	July 31, 2026
2021 Warrants	11,771	$262.50	May 31, 2027
2023 Warrants	53,850	$30.00	December 31, 2029
Total	78,424

 The following table sets forth information with respect to the beneficial ownership of our Common Stock held by the selling securityholders as of March 31, 2025, and as adjusted to reflect the sale of Common Stock offered by the selling securityholders in this offering. The number of shares beneficially owned by each selling securityholder is determined under rules issued by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares beneficially owned by them, subject to any applicable community property laws. The number of shares in the column “Common Stock to be Sold in the Offering” represents all of the shares of Common Stock that the Selling Securityholder may offer under this prospectus.

The applicable percentage ownership before and after the offering is based on 5,528,448 shares of our Common Stock outstanding as of March 24, 2025. The selling securityholders may sell some, all or none of their shares and we cannot predict when or if the selling securityholders will sell their shares. See the section titled “Plan of Distribution.” For purposes of the following table, we have assumed that the selling securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. The information in the following table has been provided to us by or on behalf of the selling securityholders and the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities.

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	Before the Offering			After the Offering(1)
Name of Selling Securityholder	Shares of Common Stock Beneficially Owned	% of Common Stock	Common Stock to be Sold in the Offering	Shares of Common Stock	% of Common Stock Beneficially Owned
Avenue 4 Capital Management, Inc. (2)	11,522	*	11,522	0	0
Emerson Equity LLC(3)	7,835	*	7,835	0	0
Michael Dimeo(4)	59,067	1.06%	59,067	0	0
Total	78,424	1.41%	78,424	0	0

* Indicates beneficial ownership of less than 1%.

(1)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions or dispositions of shares by the selling securityholders.
(2)	Consists of 11,522 shares of Common Stock issuable upon exercise of the Warrants as follows: 5,460 2019 Warrants are exercisable at $232.50 and expire on October 31, 2025, and 6,062 2020 Warrants are exercisable at $232.50 and expire on July 31, 2026. The principal business address of Avenue 4 Capital Management is 260 Newport Center Dr., Suite 100, Newport Beach, CA 92660. Michael DiMeo is the principal and owner of Avenue 4 Capital Management and in such capacity has voting and investment control over such securities.

(3)	Consists of 7,835 shares of Common Stock issuable upon exercise of the Warrants as follows: 607 2019 Warrants are exercisable at $232.50 and expire on October 31, 2025, 674 2020 Warrants are exercisable at $232.50 and expire on July 31, 2026, 1,169 2021 Warrants are exercisable at $262.50 and expire on May 31, 2027, and 5,385 2023 Warrants are exercisable at $30.00 and expire on December 31, 2029. The principal business address of Emerson Equity LLC is 155 Bovet Road, Suite 725, San Mateo, CA 94402. Dominic Baldini is the CEO and owner of Emerson Equity LLC and as such has investment and voting control over the securities held by Emerson Equity LLC.

(4)	Consists of 59,067 shares of Common Stock issuable upon exercise of the Warrants as follows: 10,602 2021 Warrants are exercisable at $262.50 and expire on May 31, 2027, and 48,465 2023 Warrants are exercisable at $30.00 and expire on December 31, 2029. The address of Michael Dimeo is 260 Newport Center Dr., Suite 100, Newport Beach, CA 92660.

Relationships with Selling Securityholders

None of the selling securityholders or any persons having control over such selling securityholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities. Emerson Equity LLC acted as Placement Agent in the offerings of the Warrants and Mr. DiMeo, a broker with Emerson Equity LLC, received an aggregate of 59,067 placement agent warrants.

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PLAN OF DISTRIBUTION

The selling securityholders may sell shares of our Common Stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling securityholders may use one or more of the following methods when disposing of the shares or interests therein:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;
•	in transactions other than on such exchanges or services or in the over-the-counter market;
•	in privately negotiated transactions;
•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;
•	through the writing or settlement of options or other hedging transactions (including the issuance by the selling securityholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;
•	through the settlement of certain short sales entered into after the date of this prospectus;
•	purchases by the broker-dealer as principal, and resale by the broker-dealer for its account pursuant to this prospectus;
•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;
•	in a public auction;
•	transactions in which a broker-dealer may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;
•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;
•	through any combination of the foregoing methods of sale; or
•	through any other method permitted pursuant to applicable law.

The selling securityholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

The selling securityholders may enter into hedging transactions with broker-dealers or any other person, in connection with such broker dealer or other person who may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The selling securityholders also may sell shares short and deliver shares covered by this prospectus and any applicable prospectus supplement to close out the short positions or loan, pledge, or grant a security interest in, some or all of the shares owned by them to broker-dealers that in turn may sell such shares.

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From time to time, the selling securityholders may sell the shares of Common Stock offered by them pursuant to this prospectus to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

The selling securityholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of Common Stock offered by them pursuant to this prospectus, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The selling securityholders or their respective underwriters, broker-dealers, or agents may make sales of the shares of Common Stock that are deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the shares of Common Stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling securityholders under this prospectus.

We may pay the expenses of the registration of the shares of Common Stock offered and sold by the selling securityholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants. The selling securityholders will pay any underwriting discounts and commissions applicable to the shares sold by the selling securityholders.

To the extent required, when the selling securityholders sell shares of our Common Stock covered by this prospectus, we or the selling securityholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such Common Stock, including the offering price of the shares of our Common Stock and the proceeds to us or the selling securityholders, if applicable.

Offers to purchase our Common Stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the Common Stock from time to time. If a dealer is utilized in the sale of the Common Stock being offered by this prospectus, the Common Stock will be sold to the dealer, as principal. The dealer may then resell the Common Stock to the public at varying prices to be determined by the dealer at the time of resale. Any agent or dealer involved in the offer or sale of our Common Stock will, if required, be identified in a prospectus supplement.

If an underwriter is utilized in the sale of the Common Stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the Common Stock to the public. In connection with the sale of the Common Stock, the selling securityholders, or the purchasers of Common Stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the Common Stock as a principal, and may then resell the Common Stock at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the Common Stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers, broker-dealers designated as agents, dealers acting as principals and agents participating in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the Common Stock may be deemed to be underwriting discounts and commissions.

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Any Common Stock will be listed on the Nasdaq Global Market. To facilitate the offering of our Common Stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. This may include over-allotments or short sales of the Common Stock, which involve the sale by persons participating in the offering of more shares of Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares of our Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Troutman Pepper Locke LLP, Houston, Texas will pass upon certain legal matters relating to the shares of Common Stock offered by the selling securityholders. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$979
Legal Fees and Expenses	$40,000
Accounting Fees and Expenses	$30,000
Miscellaneous Fees and Expenses	$3,000

Total	$73,979

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability and in view of all of the circumstances of the case.

The Company has adopted provisions in its Second Amended and Restated Bylaws, which provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by Nutex Health or in its right, by reason of the fact that such person is or was Nutex Health’s director, officer, employee or agent, or, while such person is or was a director, officer, employee or agent of Nutex Health, is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Company’s Second Amended and Restated Bylaws, further state that this indemnification shall not be deemed exclusive of any other right to which the indemnified person may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

The Company’s Second Amended and Restated Certificate of Incorporation, as amended, provides that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to Nutex Health or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

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•	for any breach of the director’s duty of loyalty to Nutex Health or its stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;
•	under Section 174 of the DGCL; or
•	for any transaction from which a director derived an improper benefit.

The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

The Company has also entered into indemnification agreements with each of its directors and certain of its executive officers and anticipates that it will enter into similar agreements with future directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that the Company will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

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Item 16. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on July 5, 2023)
3.2	Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on April 11, 2024)
3.3	Amendment No. 2 to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on July 5, 2024)
3.4	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on April 4, 2022)
4.1*	Form of Certificate of Common Stock
4.2+	Form of 2019 Stock Purchase Warrant
4.3+	Placement Agent Agreement, by and between the Company and Emerson Equity LLC, dated July 27, 2023
4.4+	Managing Dealer Agreement, by and between the Company and Emerson Equity LLC, dated June 15, 2020
4.5+	Managing Dealer Agreement, by and between the Company and Emerson Equity LLC, dated October 7, 2019
4.6+	Form of 2020 Warrant
4.7+	Form of 2021 Warrant
4.8+	Form of 2023 Warrant
4.9+	Amendment to Warrant Agreement dated March 26, 2024
4.10+	Description of Common Stock
5.1+	Opinion of Troutman Pepper Locke LLP
23.1+	Consent of Marcum LLP
23.2+	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)
24.1+	Powers of Attorney (incorporated by reference to the signature page hereto)
107+	Filing Fee Table

* To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

+ Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to shares of our Common Stock offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the shares of our Common Stock being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of shares of our Common Stock, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 15, 2025.

NUTEX HEALTH INC.

By:	/s/ Thomas T. Vo, M.D.
Name: Title:	Thomas T. Vo, M.D. Chief Executive Officer

We, the undersigned officers and directors of Nutex Health Inc., hereby severally constitute and appoint Thomas T. Vo, M.D. and Jon C. Bates, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on April 15, 2025.

Signature	Title

/s/ Thomas T. Vo, M.D.	Chief Executive Officer and Chairman of the Board
Thomas T. Vo, M.D.	(principal executive officer)

/s/ Jon C. Bates	Chief Financial Officer (principal financial officer and
Jon C. Bates	principal accounting officer)

/s/ Warren Hosseinion	President and Director
Warren Hosseinion

/s/ Kelvin Spears	Director
Kelvin Spears

/s/ Scott J. Saunders	Director
Scott J. Saunders

/s/ Cheryl Grenas, R.N., M.S.N.	Director
Cheryl Grenas, R.N., M.S.N.

/s/ Michael L. Reed	Director
Michael L. Reed

/s/ Mitchell Creem	Director
Mitchell Creem